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                                                                    EXHIBIT 10.2


                            STERLING SOFTWARE, INC.

        AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II
        --------------------------------------------------------------

                                   PREAMBLE
                                   --------

The purpose of this Amended and Restated Supplemental Executive Retirement Plan II (this "Plan") is to continue the benefits accrued by Geno P. Tolari under the Informatics General Corporation Supplemental Executive Retirement Plan II (the "Previous Plan"). This Plan amends and supersedes, effective as of January 1, 1990, the Previous Plan in its entirety with respect to the Previous Plan benefits of Geno P. Tolari.

                                   SECTION I
                                   ---------
                                  Definitions
                                  -----------

1.1      "Basic Plan Benefit" has the meaning set forth in Section 3.1.

1.2      "Change in Control" has the meaning set forth in Section 6.7.

1.3 "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

1.4 "Committee" means the Executive Committee of the Board of Directors of the Company (excluding, however, the Participant), which has been given authority by the Board of Directors to administer this Plan.

1.5      "Company" means Sterling Software, Inc.

1.6 "CPI" means the Consumer Price Index or appropriate equivalent index as determined by the Committee.

1.7 "Earnings" means base salary payable plus cash incentive compensation payable for a calendar year, but excluding all incentive cash compensation in excess of 50% of base salary in the calendar year in which such incentive awards are received by the Participant or, if the Participant elects to defer receipt of all or part of such incentive awards pursuant to the Company's Deferred Compensation Plan or otherwise, in the calendar year in which such incentive awards first would have been received by the Participant, averaged over the highest consecutive three years of Service. Notwithstanding any provision contained herein, the limitation for recognition of incentive cash compensation as "Earnings" contained in the previous sentence shall be applied to the Participant's base salary for his last full calendar year of Service in determining such limitation with respect to the Participant's incentive compensation for his last full calendar year of Service. Salary deferred by the election of the Participant pursuant to the Company's Deferred Compensation Plan or otherwise shall be included in Earnings in the calendar year for which such salary relates (i.e., the year in which the related services are performed), cash incentive compensation so deferred shall be included in Earnings in the calendar year in
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         which, but for such deferral, such incentive compensation first would have been received, and deferred compensation (both salary and incentive compensation) that is included in Earnings pursuant to this sentence shall not be included in Earnings when it is later actually received by the Participant. For example, annual incentive cash compensation is earned in calendar year 1995 in the amount of $80,000 and is paid in calendar year 1996. The $80,000 paid in 1996 is compared to a $120,000 1996 base salary. Since $80,000 is greater than $60,000 (50% of 1996 base salary) only $60,000 of the award will be used towards Earnings for 1995 under the Plan. The Earnings for 1995 would be the same even if the Participant deferred receipt of all or a portion of the $80,000 or $120,000 until some time after 1996. "Monthly Earnings" means Earnings divided by twelve.

1.8 "Informatics Plan" means the Informatics General Corporation Retirement Plan, a terminated money purchase pension plan.

1.9      "Participant" means Geno P. Tolari.

1.10 "Plan" means the Sterling Software, Inc. Amended and Restated Supplemental Executive Retirement Plan II.

1.11 "Retirement" means the termination of the Participant's employment with the Company on one of the retirement dates specified in Section 2.1.

1.12 "Service" means the Participant's months of service from October 5, 1970, his date of hire by Informatics General Corporation, to Retirement. Such service will include without duplication periods of employment with Informatics General Corporation; the Company; and any of their subsidiaries, affiliates, or successors. If the Participant becomes disabled and is receiving long-term disability benefits from the Company's Long-Term Disability Plan, such period shall be considered Service under this Plan.

1.13 "Severance Agreement" means either or both of the Severance Agreement dated November 15, 1999 and/or the Change in Control Severance Agreement dated November 15, 1999 (the latter agreement referred to herein as the "Change in Control Agreement"), both between the Company and the Participant, as well as any amendments made to such agreements.

1.14 "Surviving Spouse" means the Participant's spouse married to him for at least one year prior to the earlier of the Participant's death or Retirement.

1.15 The singular may include the plural, unless the context clearly indicates the contrary.

                                  SECTION II
                                  ----------
                           Eligibility for Benefits
                           ------------------------

2.1 Subject to Section IV of this Plan, the Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates.

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         (a)      "Normal Retirement Date," which is the first day of the month following the month in which the Participant reaches age 65.

         (b) "Early Retirement Date," which is the first day of any month before the Normal Retirement Date or Disability Retirement Date, following the month in which the Participant reaches age 55 and has 15 or more years of Service.

         (c) "Postponed Retirement Date," with the Committee's consent, which is the first day of the month following the Participant's Normal Retirement Date in which the Participant terminates employment with the Company.

         (d) "Disability Retirement Date," which is the first day of the month in which the Participant begins receiving a long-term disability benefit from the Company's Long-Term Disability Plan.

                                  SECTION III
                                  -----------
                               Amount of Benefit
                               -----------------

3.1 The monthly retirement benefit payable to the Participant if he retires at his Normal Retirement Date or his Postponed Retirement Date under the Plan will equal the lessor of (i) or (ii), where

         (i) is equal to 1/6 of 1% times months of Service times Monthly Earnings; and

         (ii) is equal to 50% of Monthly Earnings less the Basic Plan Benefit (as hereinafter defined).

         For purposes of the Plan, the term "Basic Plan Benefit" means the monthly annuity payment (as hereinafter determined), payable (x) in the form of a 50% joint and survivor annuity to the Participant if he has a Surviving Spouse at the Normal Retirement Date or Postponed Retirement Date; or (y) if the Participant does not have a Surviving Spouse at such time, in the form of a single life annuity, that could be provided by the accumulation with interest of 3% of Compensation for each calendar year of the Participant's Service beginning with the calendar year in which he first participated in the Informatics Plan and ending on the later of the Participant's Normal Retirement Date or his Postponed Retirement Date.

         For purposes of this Section, (1) the term "Applicable Rate" means an annual rate of interest equal to:

         (a) for periods prior to January 1, 1990, the rate credited to contributions under the Informatics Plan for such years, and

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         (b)      for periods after December 31, 1989, the average rate of
                  return credited for each completed calendar year under the fixed income investment option of the Sterling Software, Inc. Savings and Security (401k) Plan with the highest quality rating (excluding cash equivalents or money marked options). The Applicable Rate for the calendar year in which retirement occurs shall be the annual rate of interest on 30-year Treasury securities for the month of November preceding such calendar year.

         (2) the term "Compensation" means the Participant's taxable wages as reported on Form W-2 up to any limit under Section 401(a)(17) of the Code or any successor provision; and (3) all annuity amounts will be determined by using the annual rate of interest on 30-year Treasury securities for the month of November preceding the calendar year in which benefit payments begin and the applicable mortality table as prescribed by the Secretary of the Treasury under Section 417(e)(3) of the Code or any successor provision.

3.2 The monthly benefit payable to the Participant if he retires on an Early Retirement Date will equal the benefit determined in Section 3.1, except that the 50% multiplier described in Section 3.1(ii) will be multiplied by a fraction, the numerator of which is Service (as may be adjusted pursuant to Section 3.8 (a)) as of his Early Retirement Date and the denominator of which is his Service projected to his Normal Retirement Date. For example, if the Participant was 35 when hired and retired early at age 55, his annual benefit would be determined as the lesser of (i) or (ii), where

         (i) is equal to 1/6 of 1% times months of Service at Early Retirement Date times Monthly Earnings at Early Retirement Date; and

         (ii)     is equal to 33-1/3% of Monthly Earnings less the Basic Plan
                  Benefit;

         where 33-1/3% is equal to 50% multiplied by the fraction 240/360; and where 240 is his Service to age 55 and 360 is the service he would have had if he had continued to work to age 65, his Normal Retirement Date. The monthly benefit determined under this Section 3.2 will become payable on the Participant's Normal Retirement Date. For purposes of determining the Basic Plan Benefit under this section, all amounts to be determined under paragraphs (a), (b) and (c) of Section 3.1 shall be determined as of the Participant's Early Retirement Date. At the Committee's discretion, or, following a Change in Control (as that term is defined below), at the Participant's election, payments may begin any time after the Participant's Early Retirement Date and prior to his Normal Retirement Date and such monthly benefit shall be actuarially reduced based on the interest and mortality assumptions contained in clause (3) of the last sentence of Section 3.1; and such monthly benefit shall be further reduced by 10% (which 10% shall be forfeited) if such payment commencement date is at the Participant's election and is less than six months following the date of such election.

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3.3      The monthly benefit payable at a Postponed Retirement Date will be equal to the monthly benefit determined in accordance with Section 3.1 based on Service, Earnings, and the Participant's Basic Plan Benefit, as of the Participant's Postponed Retirement Date.

3.4 If the Participant becomes disabled and if he receives long-term disability benefits from the Company's Long-Term Disability Plan, the monthly benefit payable at Normal Retirement Date to the Participant under this Plan will be equal to the monthly benefit determined in accordance with Section 3.1 based on Service to Normal Retirement Date and Earnings and the Participant's Basic Plan Benefit as of the Participant's date of disability.

3.5 The monthly benefit payable at a Disability Retirement Date will be equal to 66-2/3% of the Participant's Monthly Earnings as of his Disability Retirement Date, in excess of $7,500. Such benefit, payable monthly, shall commence on the date the Participant begins receiving a long-term disability benefit from the Company's Long-Term Disability Plan and will be payable as long as the Participant continues to receive a long-term disability benefit from such plan. Benefits from this Plan, payable as a result of a disability, will stop when benefits from the Long-Term Disability Plan cease. At age 65, benefits will commence in accordance with Section 3.4.

3.6 The benefits payable under the Plan, as determined in accordance with the appropriate preceding section of this Section III, except those determined in accordance with Section 3.5, will be payable in equal monthly installments, adjusted if appropriate as provided in Section 3.7, during the Participant's lifetime with benefits ceasing upon the Participant's death; however, if, at the time of the Participant's death, he has a Surviving Spouse, such Surviving Spouse shall receive a benefit equal to 50% of the Participant's benefit as so adjusted, commencing on the first day of the month following the later of the month in which the surviving Spouse reaches age 55 or the month in which the Participant dies with such payments continuing to the death of the Surviving Spouse.

3.7 Any benefits payable hereunder, except those determined in Section 3.5, shall be adjusted upward annually, effective each March 1, beginning with the March 1 occurring at least 12 months after entitlement to benefit payments first occurs, to the extent that the CPI for the preceding calendar year exceeds a 5% increase from the next preceding calendar year. Any benefits payable hereunder shall be adjusted downward annually, effective each March 1, beginning with the March 1 occurring at least 12 months after entitlement to benefit payments first occurs, to the extent that any decrease in the CPI for the preceding calendar year over the CPI for the next preceding calendar year exceeds 5%; provided, however, that, in no event shall the Participant's monthly benefit be less than the monthly benefit paid to him during the first month after entitlement to benefit payments first occurs.

3.8 To the extent that the Participant's employment is terminated in a manner that entitles him to severance benefits under the provisions of the Severance Agreement, (a) his benefit under this Plan shall be calculated by (i) giving the Participant credit as Service for the

                                       5
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         number of months for which the Participant is entitled to severance benefits pursuant to the terms of the Severance Agreement; (ii) deeming the date of his retirement to be the later date determined by adding to his actual retirement date the number of months for which the Participant is entitled to severance benefits pursuant to the terms of the Severance Agreement and (iii) deeming the Participant's Earnings with respect to each additional twelve month period referenced in subparagraph (i) above to equal the sum of base salary and incentive cash compensation, such components to be determined in the manner that Base Pay and Incentive Pay (as defined in the Change in Control Agreement), respectively, are determined under Section 4(a)(i) of the Change in Control Agreement, except that incentive cash compensation shall in no case exceed 50% of base salary for this purpose; and (b) any severance benefits to which the Participant is entitled pursuant to the terms of the Severance Agreement shall not be included in the calculation of "Earnings."

                                  SECTION IV
                                  ----------
                        Payment of Retirement Benefits
                        ------------------------------

4.1 Benefits payable in accordance with Section III, except Section 3.5, will commence on the Participant's Normal or Postponed Retirement Date or upon a date determined in accordance with Section 3.2. The last payment will be on the first day of the month in which the Participant dies unless he has a Surviving Spouse in accordance with Section 3.6.

                                   SECTION V
                                   ---------
                            Death Benefits Payable
                            ----------------------

5.1 If the Participant dies before Retirement, excluding Disability Retirement, his Surviving Spouse will receive a monthly benefit equal to 50% of the amount of the Participant's monthly benefit determined in accordance with Section 3.1 as if the Participant had retired and commenced receiving a benefit on the first day of the month following the date of his death.

5.2 A surviving Spouse's benefits will be payable monthly, and will commence on the first day of the month following the later of the month in which the Surviving Spouse reaches age 55 or the month in which the Participant dies. The last payment will be on the first day of the month in which the Surviving Spouse dies. Cost of living adjustments determined as described in Section 3.7 will apply to a Surviving Spouse's benefits.

                                  SECTION VI
                                  ----------
                                 Miscellaneous
                                 -------------

6.1 Nothing contained herein will confer upon the Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of this Plan.

                                       6
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6.2      This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis.

6.3 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrance of any kind.

6.4 The Committee may adopt rules and regulations to assist it in the administration of the Plan.

6.5      The Participant shall receive a copy of this Plan.

6.6 The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas, including without limitation, the Texas statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

6.7 Subject to the following provisions of this Section 6.7, this Plan may be terminated or from time to time amended by the Committee in its discretion. Notwithstanding the preceding sentence or any other provision herein to the contrary, (a) this Plan may not be terminated or amended if such termination or amendment would reduce or adversely affect benefits previously accrued hereunder, and (b) from and after the date of a Change in Control, this Plan may not be terminated or amended in any manner that could reasonably be expected to have an adverse effect on the Participant or his Surviving Spouse, without the prior written consent of the Participant or such Surviving Spouse. As used herein, the term "Change in Control" shall mean the occurrence of any of the following events:

                           (i)   The Company is merged, consolidated or
            reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than two-thirds of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

                           (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and less than two-thirds of the combined voting power of the then-outstanding Voting Stock of such corporation or person is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                           (iii) There is a report filed on Schedule 13D or
            Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any

                                       7
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                  successor rule or regulation promulgated under the Exchange
                  Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

                        (iv) The Company files a report or proxy statement
                  with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                        (v) If, at any time during any period of two
                  consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

         Notwithstanding the foregoing provisions of clauses (iii) or (iv), unless otherwise determined in a specific case by majority vote of the board of directors of the Company, a "Change in Control" shall not be deemed to have occurred for purposes of clause (iii) or (iv) solely because (A) the Company, (B) an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership or any increase or decrease thereof.

                                          STERLING SOFTWARE, INC.



                                          By:  /s/ Don J. McDermett, Jr.
                                              ---------------------------
                                                Don J. McDermett, Jr.
                                                Senior Vice President & General
                                                Counsel

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